UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 24, 2024

CRESCENT PRIVATE CREDIT INCOME CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01599	88-4283363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA		90025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 235-5900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Net Asset Value

The net asset value (“NAV”) per share of Class I common shares of Crescent Private Credit Income Corp. (the “Fund”) as of April 30, 2024, as determined in accordance with the Fund's valuation policy, is set forth below:

NAV per share as of April 30, 2024
Class I Common Shares	$26.79

As of April 30, 2024, the Fund’s aggregate NAV was approximately $158.9 million, the fair value of its portfolio investments was approximately $188.1 million and it had principal debt outstanding of $48.0 million, resulting in a debt to equity ratio of approximately 0.30x.

Status of Private Offering

As of May 24, 2024, pursuant to subscription agreements entered into between the Fund and Sun Life Assurance Company of Canada ("Sun Life"), BK Canada Holdings Inc. (“BK Canada”) and Scotia Private Credit Pool (“Scotia”), the Fund issued approximately 5,944,135 of its Class I common shares and raised gross proceeds of approximately $151.8 million since inception, including 12,878 shares sold to Scotia in May 2024.

The Sun Life and BK Canada private placements of Class I common shares were exempt from the registration provisions of the Securities Act of 1933, as amended, (the “Securities Act”) pursuant to Section 4(a)(2) thereof and Rule 506(b) promulgated thereunder. The offer and sale of the Class I common shares to Scotia was exempt from the registration provisions of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Regulation S promulgated thereunder. As of May 24, 2024, the Fund had not sold any of its Class S or Class D common shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT PRIVATE CREDIT INCOME CORP.

May 24, 2024

	By:	/s/ Kirill Bouek
	Name:	Kirill Bouek
	Title:	Chief Financial Officer